AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 19, 1999
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                                 CONSYGEN, INC.
             (Exact Name of Registrant as Specified in its Charter)

           TEXAS                                                76-0260145
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                            Identification Number)


               125 S. 52ND STREET, TEMPE, AZ, 85281 (602) 394-9100
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)
                           --------------------------

CONSYGEN, INC. SECOND AMENDED AND RESTATED 1997 NON-QUALIFIED STOCK OPTION PLAN
                              (Full title of Plans)
                           --------------------------

                                THOMAS S. DREAPER
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
               125 SOUTH 52ND STREET TEMPE, AZ 85281(602) 394-9100
                      (Name, Address and Telephone Number,
                   Including Area Code, of Agent for Service)

                                 WITH A COPY TO:

                             STEPHEN T. MEADOW, ESQ.
                           CRUSE, FIRETAG & BOCK, P.C.
                        5611 NORTH 16TH STREET, SUITE 300
                             PHOENIX, ARIZONA 85016
                                 (602) 279-9411
                           --------------------------


                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of Each                     Proposed           Proposed
  Class of          Amount         Maximum           Maximum          Amount of
Securities to       to Be       Offering Price       Aggregate      Registration
Be Registered     Registered      Per Share(1)    Offering Price(1)      Fee
--------------------------------------------------------------------------------
Common Stock,       1,500,000
 $.003 par value    Shares(2)       $1.09           $1,635,000         $454.53
================================================================================
(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, on the basis of the average of the high and low reported price of the Common Stock of $1.09 on the Nasdaq Stock Market's SmallCap Market on January 14, 1999.
(2) The Shares being registered hereunder include 1,500,000 shares that may be issued pursuant to the ConSyGen, Inc. 1997 Second Amended and Restated Non-Qualified Stock Option Plan. Such presently indeterminable number of additional shares of Common Stock are also registered hereunder as may be issued in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other similar change in Common Stock.
================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are hereby incorporated by reference into this Registration Statement:

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended May 31, 1998 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

          (b) The Registrant's quarterly reports on Form 10-Q for the quarters ended August 31, 1998 and November 30, 1998 filed pursuant to
               Section 13(a) or 15(d) of the Exchange Act; and

          (c)  The  Registrant's  current  report on Form 8-K dated December 30,
               1998.

          (d) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, as amended by Amendment No. 1 thereto (Registration No. 0-17598), filed under the Exchange Act with the Securities and Exchange Commission.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Articles of Incorporation, as amended (the "Amended Articles"), eliminate, subject to certain exceptions, the personal liability of directors to the Registrant or its stockholders for monetary damages for breaches of fiduciary duties as directors to the extent permitted by state law. The Amended Articles do not provide for the elimination of, or any limitation on, the personal liability of a director (i) for a breach of the director's duty of loyalty, (ii) engaged in a transaction from which he receives an improper benefit, (iii) for intentional misconduct or knowing violation of law, (iv) found not to have acted in good faith, (v) engaged in an act related to an unlawful stock repurchase or payment of dividend or (vi) where liability is prescribed by law. These provisions of the Amended Articles may limit the remedies available to a stockholder in the event of breaches of any director's duties to such stockholder or the Registrant.

         The Registrant's Amended and Restated Bylaws (the "Amended Bylaws") include provisions for mandatory indemnification of its officers and directors to the maximum extent provided under the Texas Business Corporation Act ("TBCA"). To the extent permitted under the TBCA, the Amended Bylaws provide that no officer or director shall be liable to the Company for any action taken or omitted to be taken by him as a director or officer if such person (i) exercised the same degree of care and skill as a prudent person would have exercised under similar circumstances or (ii) took or omitted to take such action in reliance upon advice of counsel for the Company or upon statements made or information furnished by directors, officers, employees, or agents of the Company, which he had no reasonable grounds to disbelieve. In addition, the Amended Bylaws provide that directors and officers shall be paid or reimbursed, to the fullest extent provided under the TBCA, for reasonable expenses incurred by such director or officer in connection with certain proceedings, in advance of the final disposition of such proceeding.

         Article 2.02-1 of the TBCA generally permits a corporation to indemnify a person who was, is, or is threatened to be a named defendant or respondent in a proceeding because the person was or is a director or officer if it is determined that such person (1) conducted himself in good faith; (2) reasonably believed (a) in the case of conduct in his official capacity as a director or officer of the corporation, that his conduct was in the corporation's best interests, or (b) in the case of other situations, that his conduct was at least not opposed to the corporation's best interests; and (3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. In addition, the TBCA requires a corporation to indemnify a director or officer for any action that such director or officer successfully defended on the merits.

         The Registrant has entered into indemnification agreements with each of its directors and officers. The indemnification agreements provide that the Registrant will pay certain amounts incurred by a director or officer in connection with any civil or criminal action or proceeding and specifically including actions by or in the name of the Registrant (derivative suits) where the individual's involvement is by reason of the fact that he is or was a director or officer. Such amounts include, to the maximum extent permitted by law, attorney's fees, judgments, civil or criminal fines, settlement amounts and other expenses customarily included in connection with legal proceedings. Under the indemnification agreements, a director or officer will not receive indemnification if he is found not to have acted in good faith in the reasonable belief that his action was in the best interests of the Registrant.

         The  Registrant  has  also  purchased  and  maintains   director's  and
officer's liability insurance for each of its officers and directors.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers or controlling persons of the Registrant pursuant to the Registrant's By-Laws, or otherwise, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8. EXHIBITS.

Number                              Description
------                              -----------
4.1*   Specimen  Common  Stock   Certificate   (Filed  as  Exhibit  4.B  to  the
       Registrant's Registration Statement on Form S-8 (File No. 33-22900-FW)).

4.2*   Articles of Incorporation of the Registrant, as amended (Filed as Exhibit
       3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended August 31, 1997).

4.3* Amended and Restated By-Laws of the Registrant (Filed as Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998).

4.4* Subscription Agreement used in connection with the Rule 506 sale of Convertible Debentures in the aggregate principal amount of $3,500,000 (including form of Convertible Debenture, form of warrant, and form of Registration Rights Agreement, attached as Exhibits A,B and D, respectively, to the Subscription Agreement). (Filed as Exhibit 4.3 to the Registrant's Annual Report on Form 10-K for the year ended May 31,
       1998).

4.5* Agreement dated as of July 17, 1998 between the Registrant and Tom S. Dreaper relating to employment and grant of options to purchase 1,000,000 shares of common stock of the Registrant. (Filed as Exhibit 4.12 to the Registrant's Annual Report on Form 10-K for the year ended May 31, 1998).

4.6* ConSyGen, Inc. Second Amended and Restated 1997 Non-Qualified Stock Option Plan. (Filed as Exhibit 10.8 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended August 31, 1998).

5      Legal Opinion of Cruse, Firetag & Bock, P.C.

23.1 Consent of Cruse, Firetag & Bock, P.C. (contained in their opinion filed as Exhibit 5).

23.2   Consent of Wolinetz, Gottlieb & Lafazan, P.C.

24 Power of Attorney (included on the Signature Page of this Registration Statement).
----------
* Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.

ITEM 9. UNDERTAKINGS.

(a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

                Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's Amended Articles of Incorporation, Amended and Restated By-Laws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, Arizona, on January 18, 1999.
                                 CONSYGEN, INC.

                                          By: /s/ Thomas S. Dreaper
                                             ----------------------------
                                                 THOMAS S. DREAPER
                                                 PRESIDENT

                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas S. Dreaper and Rajesh K. Kapur, and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       SIGNATURE                      TITLE                          DATE
       ---------                      -----                          ----

/s/ Robert L. Stewart          Chairman of the Board            January 18, 1999
-----------------------------
    ROBERT L. STEWART

/s/ Thomas S. Dreaper          President, Chief Executive       January 18, 1999
-----------------------------  Officer and Director
    THOMAS S. DREAPER          (Principal Executive Officer)


/s/ Rajesh K. Kapur            Vice President and Chief         January 18, 1999
-----------------------------  Financial Officer
    RAJESH K. KAPUR            (Principal Financial Officer)

/s/ Andrew Lee                 Director                         January 18, 1999
-----------------------------
    ANDREW LEE

/s/ Alvin Lewis Burridge       Director                         January 18, 1999
-----------------------------
    ALVIN LEWIS BURRIDGE

/s/ Jeffrey L. Weiss           Director                         January 18, 1999
-----------------------------
    JEFFREY L. WEISS

                                  EXHIBIT INDEX
Exhibit                                                              Sequential
Number                                                                Page No.
------                                                                --------

4.1    Specimen Common Stock Certificate (Filed as Exhibit 4.B to
       the Registrant's  Registration Statement on Form S-8 (File
       No. 33-22900-FW)).                                                 *

4.2    Articles of  Incorporation  of the Registrant,  as amended
       (Filed as Exhibit 3.1 to the Registrant's Quarterly Report
       on Form 10-Q for the quarter ended August 31, 1997).               *

4.3    Amended and Restated  By-Laws of the Registrant  (Filed as
       Exhibit 3.2 to the  Registrant's  Quarterly Report on Form
       10-Q for the quarter ended March 31, 1998).                        *

4.4    Subscription  Agreement  used in connection  with the Rule
       506  sale  of  Convertible  Debentures  in  the  aggregate
       principal   amount  of  $3,500,000   (including   form  of
       Convertible  Debenture,  form   of  warrant,  and  form of
       Registration  Rights Agreement,  attached as Exhibits A, B and D, respectively, to the Subscription Agreement). Filed as Exhibit 4.3 to the  Registrant's  Annual Report on Form
       10-K for the year ended May 31, 1998).                             *

4.5 Agreement dated as of July 17, 1998 between the Registrant and Tom S. Dreaper relating to employment and grant of options to purchase 1,000,000 shares of common stock of the Registrant. (Filed as Exhibit 4.12 to the Registrant's
       Annual  Report  on Form  10-K for the year  ended May 31,
       1998).                                                             *

4.6    ConSyGen,   Inc.   Second   Amended  and   Restated   1997
       Non-Qualified Stock Option Plan. (Filed as Exhibit 10.8 to
       the  Registrant's  Quarterly  Report  on Form 10-Q for the
       quarter ended August 31, 1998).                                    *

5      Legal Opinion of Cruse, Firetag & Bock, P.C.

23.1   Consent of Cruse, Firetag & Bock, P.C.                            **

23.2   Consent of Wolinetz, Gottlieb & Lafazan, P.C.

24     Power of Attorney.                                               ***

--------
* Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.
**   Contained in Exhibit 5.
***  Included on the Signature Page of this Registration Statement.